Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) dated as of October 1, 2007 (the “Effective Date”) is entered into by and between DILIGENT BOARD MEMBER SERVICES, INC., a Delaware corporation (the “Corporation”), and DILIGENT BOARD MEMBER SERVICES, LLC, a Delaware limited liability Corporation (the “LLC”).

WHEREAS, prior to the Effective Date, the LLC has conducted a consulting and licensing business known as “Diligent Boardbooks” (the “Business”) that utilizes secure on-demand enterprise level software services that streamline compiling, managing, distributing and viewing board meeting documents; and

WHEREAS, effective as of January 1, 2007, the LLC acquired various assets related to the Business owned by Manhattan Creative Strategies, LLC (“MCS”) and MSO New York, LLC (“MSO”), each of which is a subsidiary of the LLC’s majority member, Diligent Partners, LLC; and

WHEREAS, the LLC wishes to transfer to the Corporation all of its right, title and interest in, to and under the assets of the LLC used in the Business (the “Assets”), including the assets set forth on the attached Schedule I, subject to certain specified liabilities related to the Business (the “Assumed Liabilities”) as set forth on the attached Schedule I; and

WHEREAS, the LLC is willing to contribute the Assets, subject to the Assumed Liabilities, to the Corporation in exchange for 68,484,611 shares of the common stock of the Corporation, par value $0.001 per share (the “Stock”), in a tax-free transaction in which the LLC will control the Corporation after such exchange within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), upon the terms and subject to the conditions of this Agreement.

The parties agree as follows:

ARTICLE I.

Contribution

Section 1.01. Contribution.  The LLC hereby transfers, contributes and delivers the Assets to the Corporation. The Corporation hereby accepts the Assets and, in exchange for the Assets, the Corporation shall issue to the LLC the Stock, and the Stock shall be validly issued, fully-paid and non-assessable.

Section 1.02. Assumption of Liabilities.  The Corporation hereby assumes and agrees to pay when and as due the Assumed Liabilities. Regarding Schedule I liabilities consisting of pre-paid service liabilities, the Corporation agrees to provide the contracted services as fully as if it, and not the LLC, had received such pre-payments.

Section 1.03. No Contribution of Accounts Receivable or Assumption of Accounts Payable.  Except as specifically set forth on Schedule I, (a) the LLC does not hereby contribute accounts receivable of the Business that became due to the Business prior to the Effective Date, and (b) the Corporation does not hereby assume any accounts payable that became payable by the Business, prior to the Effective Date.

Section 1.04. Transition Matters.  The LLC will cooperate with the Corporation in transitioning the Business to the Corporation. Accordingly, the LLC shall act as agent to the Corporation for a transition period not to exceed 60 days during which the LLC may collect and expend sums on behalf of and for the account of the Corporation with respect the ordinary course revenues and expenses related to the Business and arising on or after the Effective Date, and the LLC shall promptly remit to the Corporation any amounts that it receives from the customers of the Business constituting amounts that have become due to the Business no earlier than the Effective Date. At the Corporation’s request, the LLC will act as paymaster for the Corporation’s employees during such transition period until the Corporation has established its own payroll status and operations.

ARTICLE II.

Representations and Warranties of the Corporation

The Corporation represents and warrants as of the date of this Agreement to the LLC as follows:

Section 2.01. Authorization.  The Corporation has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by the Corporation of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement has been duly executed and delivered by a duly authorized officer of the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.02. Organization.  The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 2.03. Capitalization.  The authorized capital stock of the Corporation consists of 250 million shares, of which 200 million shares are common stock, par value $0.001 per share, and 50 million shares are undesignated preferred stock, par value $0.001 per share. No shares of the Corporation’s capital stock are issued and outstanding capital stock prior to issuance of the Stock. Upon issuance of each share of Stock issued to the LLC pursuant to this Agreement and subject to receipt by the Corporation of the Assets, the Stock will be duly authorized, fully paid and non-assessable.

ARTICLE III.

Representations and Warranties of the LLC

The LLC represents and warrants as of the date of this Agreement and as of the Closing to the Corporation as follows:

Section 3.01. Authorization.  The LLC has the requisite legal power to execute and deliver this Agreement and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by the LLC of this Agreement and the performance by it of the transactions contemplated hereby or thereby to be performed by it have been duly authorized by all necessary entity action on its part. This Agreement has been duly executed and delivered by or on behalf of the LLC and this Agreement constitutes a valid and binding obligation of the LLC enforceable against the LLC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02. Securities Act Matters.

(a) The LLC is acquiring the Stock for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Corporation and the LLC agree that the LLC may transfer ownership of the Stock to the LLC’s direct and indirect members so long as such transfers are undertaken with the advice of counsel and the LLC and its direct and indirect members provide adequate assurances to the Corporation that no distribution within the meaning of the Securities Act will be deemed to have occurred.

(b) The LLC understands that (i) the Stock has not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction and is being issued by the Corporation in a transaction exempt from the registration requirements of the Securities Act and (ii) the Stock may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

(c) The LLC further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the LLC) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(d) All information desired by the LLC concerning the Corporation or any other matter relevant to its decision to participate in the transactions contemplated by this Agreement is or has been made available to it.

(e) Ownership.  The LLC is the sole record and beneficial owner of all of its the Assets being contributed to the Corporation in exchange for Stock and has good title to such Assets, free and clear of any mortgage, lien, pledge, charge, security interest or other encumbrance except the Assumed Liabilities.

ARTICLE IV.

Miscellaneous

Section 4.01. Amendments.  This Agreement may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto.

Section 4.02. Construction.  Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules, or Exhibits contained in this Agreement are references to articles, sections, schedules, exhibits of or to this Agreement, (ii) words in the singular include the plural and vice versa, and (iii) words of any gender include each other gender. As used in this Agreement the following words or phrases have the following meanings: (i) ”hereby,” “herein,” “hereof,” “hereto,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision hereof; (ii) ”include,” “including,” or derivatives thereof means “including without limitation” (viii) ”or” means “and/or” and (iii) ”person” means any individual, corporation, joint venture, partnership, limited partnership, limited liability corporation, trust, unincorporated association, or other form of business or legal entity or governmental body. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

Section 4.03. Counterparts.  This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimile or electronic signatures shall be considered originals for all purposes of this Agreement.

Section 4.04. Entire Agreement.  This Agreement (including the exhibits hereto) constitute the entire agreement of the parties hereto in respect of the subject matter hereof and thereof, and supersede all prior agreements or understandings among the parties hereto or thereto in respect of such subject matter.

Section 4.05. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

(b) Each of the parties hereto submits to the non-exclusive jurisdiction of any state or federal court of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

Section 4.06. Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) the next business day after delivery to a recognized overnight courier, or (iii) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision) provided that simultaneously therewith a copy thereof is mailed or couriered:

If to the Corporation, to:

Diligent Board Member Services, Inc.
310 Fifth Avenue, 7th Floor
New York, NY 10010
Attention: Sharon Daniels

If to a LLC, to:

Diligent Board Member Services, LLC
310 Fifth Avenue, 7th Floor
New York, NY 10010
Attention: Sharon Daniels

Section 4.07. Severability.  If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

Section 4.08. Further Acts.  The parties shall execute and deliver such documents and take and perform such further acts that may be reasonably necessary to effectuate and carry out the provisions, terms and conditions and the intent of this Agreement.

Section 4.09. Successors and Assigns.  This Agreement and each Related Instrument and the rights evidenced hereby and thereby shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Section 4.10. Survival.  The representations, warranties, and covenants set forth in this Agreement shall survive the consummation of the transactions contemplated.

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IN WITNESS WHEREOF, the undersigned have cause this Agreement to be duly executed as of the date first written above.

THE CORPORATION	DILIGENT BOARD MEMBER SERVICES, INC.

By: /s/ Brian Henry__________________________

THE LLC	DILIGENT BOARD MEMBER SERVICES, LLC

By: /s/ Brian Henry___________________________

Disclaimer

By execution of this Agreement, the undersigned limited liability company subsidiaries of Diligent Board Member Services, LLC disclaim any interest in, to or under the Assets.

MANHATTAN CREATIVE STRATEGIES, LLC

By: /s/ Sharon Daniels_______________________

MSO New York, LLC

By: /s/ Brian Henry__________________________

Schedule I

Assets and Assumed Liabilities

As used in this Agreement, the “Assets” include the following specified assets with respect to the Business, all as the same exists on October 1, 2007:

(a) all source code, object code, documentation, physical copies and related materials with respect to the software related to the Business (the “Software”);

(b) all furniture, fixtures and equipment (including computer hardware) used in the Business, including all leased equipment (the “Hardware”);

(c) all accounts receivable of the Business (the “Receivables”);

(d) all of Seller’s right, title and interest in, to and under the customer contracts related to the Business, including without limitation those set forth on the attached customer contract list (the “Customer Contracts”);

(e) all registered and unregistered intellectual property related to the Business, including pending applications and registrations, including trademarks, service marks, patents, copyrights, trade secrets, know-how, domain names and other intangible information and any associated goodwill, including without limitation those set forth on the attached schedules (the “Intangible Property”);

(f) all customer lists and information and other books and records used exclusively in the Business (the “Books and Records”);

(g) all shares in the LLC’s subsidiary, Diligent Boardbooks Limited, a United Kingdom entity;

(h) all prepaid expenses and deposits related to the Business; and

(i) to the extent transferable, all rights under all warranties, representations, and guarantees made by suppliers, manufacturers, and contractors in connection with the other Assets.

As used in this Agreement, the “Assumed Liabilities” include the following specified liabilities with respect to the Business, all as the same exists on October 1, 2007:

(a) all customer deposits and deferred revenue related to customer contracts with respect to the Business; and

(b) the following liabilities of the LLC

Long Term Liabilities
2720 • Note Payable - NFR Security	14,855.38
2725 • Key Equipment Finance - Lease	33,026.87
2730 • Balboa Capital Lease	(3,918.45)
2735 • IBM Lease	20,447.33
2740 • Envision Capital Group, LLC.	27,187.97
2745 • First Corp Lease	14,098.36
105,697

The book value of the Assets and Assumed Liabilities may be expressed as follows:

DBMS Inc - Opening Balance Sheet
1st October 2007

1. NET ASSETS PURCHASED
	Estimates
ASSETS TRANSFERRED
Accounts Receivable	339,606
Reimburse Listing Costs paid by DBMS LLC (prepayment)	301,323
Fixed Assets	191,060
Deposits	30,413
		862,402
LIABILITIES TRANSFERRED
Customer Deposits	399,711
Leases	105,697
		505,409

SUB TOTAL -DUE BY DBMS Inc - net asset purchases		356,994